UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 10, 2010

FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

80 Rue de Lausanne, CH-1202, Geneva, Switzerland (Address of Principal Executive Offices)	6340 (Zip Code)
Registrant’s telephone number, including area code: 41 22 741 8000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Executive Officer

On May 10, 2010, Foster Wheeler Inc. (“FWI”), a subsidiary of Foster Wheeler AG (the “Company”), entered into an employment agreement (the “Flexon Agreement”) with Robert C. Flexon, pursuant to which Mr. Flexon will serve as the Chief Executive Officer of the Company, effective June 1, 2010 (the “Effective Date”).   Mr. Flexon is currently the President and Chief Executive Officer of Foster Wheeler USA Corporation (“FWUSA”), a subsidiary of the Company.  Pursuant to the terms of the Flexon Agreement, Mr. Flexon’s existing employment agreement with FWUSA, dated as of November 3, 2009, will terminate as of the Effective Date.  The Flexon Agreement is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.  The following summary of the Flexon Agreement is qualified in its entirety by reference to the attached Flexon Agreement.

Pursuant to the terms of the Flexon Agreement, Mr. Flexon will perform his duties at the Company’s offices in Geneva, Switzerland.  The Flexon Agreement provides for a three-year term that shall be automatically extended for one (1) year upon the third anniversary of the term and upon each anniversary thereafter, unless either FWI or Mr. Flexon shall have given written notice to the other at least one hundred (eighty) days prior to the expiration of the term or any renewal period that the term shall not be so extended.  The Flexon Agreement terminates prior to the expiration of the term or any renewal period upon the occurrence of his death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause, or voluntary resignation.

The Flexon Agreement provides that, during the first open trading window subsequent to the Effective Date, Mr. Flexon shall receive restricted stock units with an economic value as of the grant date equal to approximately $1,246,000 and stock options with an economic value as of the grant date equal to approximately $1,246,000.  The restricted stock units vest and stock options will vest in equal one-third increments on the first, second and third anniversaries of the grant date.

The Flexon Agreement provides that Mr. Flexon will receive a sign-on bonus of $150,000 and a settling-in allowance of CHF 40,000, each within five days of the Effective Date.  If FWI terminates Mr. Flexon for cause or if he terminates employment with FWI other than with good reason, in either event before the first anniversary of the Effective Date, Mr. Flexon will be required to repay to us, within thirty days of such termination, the gross amount of the sign-on bonus on a pro-rated basis by multiplying the sign-on bonus by a fraction, the numerator of which is the number of calendar days from the date of termination of employment to the first anniversary of the effective date and the denominator of which is 365.

Mr. Flexon is entitled to a base salary to be reviewed by the Company’s Compensation Committee or Board of Directors on each anniversary date of the Effective Date or another appropriate date when the salaries of senior executives are normally reviewed.  As of June 1, 2010, Mr. Flexon’s base salary shall be $945,000.

The Flexon Agreement provides for an annual short-term incentive compensation target of 100% of base salary up to a maximum of 200% of base salary based upon targeted business objectives as established in advance.

In the event of any termination of Mr. Flexon’s employment, he will be entitled to receive the following amounts: (i) annual base salary through the date of termination, (ii) a balance of any awarded but as yet unpaid annual short-term incentive compensation, (iii) accrued but unpaid vacation pay, (iv) any vested but not forfeited benefits to the date of termination under our employee benefit plans, and (v) continuation of certain employee benefits pursuant to the terms of our employee benefit plans.

For purposes of the agreement, “cause” means (i) conviction of a felony, (ii) actual or attempted theft or embezzlement of FWI’s or the Company’s assets, (iii) use of illegal drugs, (iv) material breach of the employment agreement that has not been cured within thirty days after FWI gives written notice of the breach or if such material breach cannot be cured within thirty days and Mr. Flexon can demonstrate good faith efforts to cure the such material breach, the time to cure such material breach shall be extended by 30 days, (v) commission of an act of moral turpitude that in the judgment of the Company’s board can reasonably be expected to have an adverse effect on our business, reputation or financial situation or the ability to perform his duties, (vi) gross negligence or willful misconduct in performance of his duties, (vii) breach of fiduciary duty to FWI or its affiliates, (viii) willful refusal to perform any legally permissible duty of his position, or (ix) a material violation of the Foster Wheeler Code of Business Conduct and Ethics.  “Good reason” means a material negative change in the employment relationship without Mr. Flexon’s consent as evidenced by: (i) material diminution in title, duties, responsibilities or authority, (ii) reduction of base salary and benefits except for across-the-board changes for other senior executives of the Company, (iii) exclusion from executive benefit/compensation plans that results in an material diminution of Mr. Flexon’s total compensation or bonus opportunities, (iv) a material change in the geographic location at which Mr. Flexon must perform his services, which shall be defined as any relocation outside of Switzerland, or (v) material breach of the employment agreement.  For each event of good reason described above, Mr. Flexon must notify FWI within ninety days of the event and provide FWI with thirty days to cure.

In the event of (A) termination of employment during the term by FWI without cause, (B) resignation by Mr. Flexon for good reason, or (C) the delivery of a notice (a “Non-Renewal Notice”) by FWI to Mr. Flexon that FWI does not intend to renew the Flexon Agreement, FWI will provide to Mr. Flexon, in addition to those payments to be paid or provided upon any termination, (i) his base salary at the rate in effect on the termination date and continuing for 24 months thereafter, payable at the same intervals at which senior executives of the Company are paid, (ii) two lump sum payments, each in an amount equal to 100% of his annual short-term incentive compensation at target, the first of such payments being payable in the first year following the termination date at the same time the Company pays annual cash incentive bonuses to its active employees and the second being payable at the same time in the second year following the termination date, (iii) payments sufficient to allow him to continue any health and welfare benefits at the active employee costs for 24 months, (iv) full and immediate vesting of all options and restricted stock units granted to Mr. Flexon prior to the Effective Date, (v) with respect to any equity awards granted after the Effective Date, pro rata vesting on a monthly basis through the date of termination, and (vi) career transition services not to exceed $8,000.

If, within twenty-four months of a “change of control,” as defined in the agreement, FWI terminates Mr. Flexon’s employment other than for “cause,” death or disability, the employment agreement is not renewed as a result of delivery of a Non-Renewal Notice by FWI to Mr. Flexon or if Mr. Flexon terminates his employment for “good reason,” FWI will provide to Mr. Flexon, in addition to those payments to be paid or provided upon any such termination, full and immediate vesting of all outstanding equity awards and an additional payment equal to the pro rata portion of his annual cash incentive payment at target through the date of termination.

Mr. Flexon has agreed to keep confidential all non-public information regarding FWI and its affiliates that he receives during the term of his employment.  He also agreed that, upon termination for any reason, and for two years thereafter, he will not, directly or indirectly, provide services to any competitors of FWI or its affiliates or solicit any employees or customers of FWI or its affiliates.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Foster Wheeler Inc. and Robert C. Flexon, dated as of May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: May 12, 2010	By:	/s/ Eric M. Sherbet
Eric M. Sherbet Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Foster Wheeler Inc. and Robert C. Flexon, dated as of May 10, 2010.